Exhibit 5.1

Mingteng International Corporation Inc.

c/o Mourant Governance Services (Cayman) Limited,

94 Solaris Avenue,

Camana Bay,

PO Box 1348,

Grand Cayman KY1-1108,

Cayman Islands

Date | 10 July 2026

Our ref | 8062708/258020142/1

Mingteng International Corporation Inc. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company's preliminary prospectus included in the Registration Statement (the Prospectus) initially filed on 10 July 2026 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the resale, by the selling shareholders identified therein, of: (i) up to 2,280,000 Class A Ordinary Shares of a par value of US$0.00005 each, which were issued to certain investors pursuant to securities purchase agreements dated 13 April 2026 (the Securities Purchase Agreements); (ii) up to 1,480,000 Class A Ordinary Shares of a par value of US$0.00005 each issuable upon the exercise of warrants (the Investment Warrants) at an exercise price of US$2.00 per share, issued in a concurrent private placement in connection with the Company's registered direct offering that closed on June 18, 2026 (the F-3 Offering); and (iii) up to 111,000 Class A Ordinary Shares of a par value of US$0.00005 each issuable upon the exercise of placement agent warrants (together with the Investment Warrants, the Warrants) at an exercise price of US$2.40 per share, issued to FT Global Capital, Inc. or its designees as compensation in connection with the F-3 Offering (together, the Shares).

1.	Documents reviewed

For the purposes of this opinion letter, we have reviewed a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 20 September 2021;

(b)	the fourth amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 29 May 2026 (the M&A);

(c)	a copy of the Company's register of directors and officers that was provided to us by the Company and a certificate from a director of the Company dated 8 July 2026 (together with the M&A and the Certificate of Good Standing (defined below), the Company Records);

(d)	written resolutions of the board of directors of the Company dated 17 June 2026 and 29 June 2026 respectively approving (among other things) the offering and issue of the Shares (the Resolutions);

(e)	a certificate of good standing dated 3 July 2026, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(f)	the Registration Statement;

(g)	the Prospectus;

(h)	the Securities Purchase Agreements; and

(i)	the Warrants.

2.	Assumptions

In giving this opinion, we have assumed (and have not independently verified) that:

2.1	each document examined by us, whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the factual representations made in the documents reviewed by us are accurate and complete in all respects;

2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Current M&A;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, varied, revoked or superseded in any respect;

2.6	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.7	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.8	the Registration Statement and the Prospectus (and each agreement filed as an exhibit thereto) are valid and binding under the laws of the United States of America and the Registration Statement has been duly filed with the Commission;

2.9	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete;

2.10	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.11	upon issue of the Shares and the Warrant Shares (as defined below), the Company will receive in full the consideration for which the Company agreed to issue the Shares or the Warrant Shares (as applicable), which shall be equal to at least the par value thereof; and

2.12	the Company will have sufficient authorised but unissued share capital to issue each Share and each Warrant Share.

3.	Opinion

Based upon the foregoing and subject to the qualifications and limitations set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	Status: the Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	Authorised share capital: based solely on our review of the M&A, the authorised share capital of the Company is US$50,000.00 divided into 998,000,000 Class A Ordinary Shares with a par value of US$0.00005 each and 2,000,000 Class B Ordinary Shares with a par value of US$0.00005 each.

3.3	Issue of Shares: the issue and allotment of the Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	Issue of Warrant Shares: the issue and allotment of the shares underlying the Warrants (the Warrant Shares) as contemplated by the Registration Statement has been duly authorised and, when allotted, issued and paid for as contemplated by the Registration Statement and the terms of the Warrants, the Warrant Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.5	Taxation: the statements under the caption "Cayman Islands Taxation" in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4.	Qualifications and limitations

This opinion is subject to the following qualifications and limitations:

4.1	This opinion:

(a)	is limited to the matters expressly stated in it;

(b)	is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion; and

(c)	only relates to the laws of the Cayman Islands which are in force on the date of this opinion.

4.2	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any document referred to in this opinion. For the purposes of this opinion, we have only examined the documents listed in paragraph 1 above. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any document and we offer no opinion on any such term or document.

4.3	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not necessarily record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.3, there are no circumstances or matters of fact known to us on the date of this opinion which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Class A Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.4	Under Cayman Islands law, good standing means only that, as of the date of issue of the Certificate of Good Standing, the Company has paid all fees and penalties under the Companies Act and is not, to the Registrar's knowledge, in default under the Companies Act. To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar's knowledge, in default under the Companies Act.

4.5	In this opinion the phrase non-assessable means, with respect to a share in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the share by the Company or its creditors (except in exceptional circumstances and subject to the Company’s memorandum and articles of association, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Governing law

This opinion and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

6.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings "Legal Matters" and "Enforceability of Civil Liabilities" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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